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                                                                   Exhibit 10.42

                                                                  EXECUTION COPY

                           TRADEMARK LICENSE AGREEMENT

         This Trademark License Agreement ("Agreement") is made and entered into this 13th day of April, 1999 (the "Closing Date") by and between Samsung Electronics Co., Ltd., corporation organized under the laws of the Republic of Korea ("Samsung") and Fairchild Korea Semiconductor Ltd., a corporation organized under the laws of the Republic of Korea ("Fairchild"). Either Samsung or Fairchild may be referred to herein as a "Party" or together as the "Parties," as the case may require. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such term in the business transfer agreement, dated as of December 20, 1998 (the "Business Transfer Agreement"), by and between Samsung and Fairchild Semiconductor Corporation.

                                    RECITALS

         WHEREAS, Samsung and Fairchild Semiconductor Corporation have entered into the Business Transfer Agreement pursuant to which Fairchild will acquire all of the Conveyed Assets and assume all of the Assumed Liabilities upon the terms and conditions set forth in the Business Transfer Agreement; and

         WHEREAS, pursuant to the Business Transfer Agreement, Samsung has agreed to grant to Fairchild a temporary license for the use of Samsung Trademarks; and

         WHEREAS, the execution and delivery of this Agreement is required by the Business Transfer Agreement and is a condition to the closing of the transactions contemplated thereunder.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and undertakings contained herein, the Parties hereto, intending to be legally bound hereby, do agree as follows:

I.       DEFINITIONS

         Capitalized terms herein shall have the meanings given them in the Business Transfer Agreement unless otherwise defined herein set forth below.

         1.1 "Business Product" means any MOSFET, power transistor (including Small Signal TRS and Power TRS), diode, motor IC, standard linear IC, SPS, IGBT or other power device manufactured, marketed, under design or development or sold by the Business on the Closing Date, or historically manufactured by the Business, except for a range of multimedia products described in the Foundry Sale Agreement and Third Party Foundry Product.
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         1.2      "Business Product Code" means any product or part
                  identification code adopted by Samsung for the Business Product as of the Closing Date.

         1.3 "Die" means a Business Product prior to its incorporation into a Package.

         1.4      "Device" means one or more Dies mounted in a Package.

         1.5 "Masks" means the masks used by the Business at Bucheon Facility in the manufacture of Dies which include Samsung Trademarks. The Masks, when used to manufacture Dies will form an image of Samsung Trademarks in various layers that form the semiconductor circuits in Dies.

         1.6 "Package" means a specific type of an enclosure for encompassing a Die including electrical contacts thereto, used by the Business as of the Closing Date which include Samsung Trademarks and Business Product Code.

         1.7 "Packaging" means containers, boxes, tubes, and the like used to ship the Business Products.

         1.8 "Printed Material" means brochures, manuals, data books and other sales and marketing information used in the sale, or for marketing of the Business Products.

         1.9 "Samsung Trademark" means any Trademarks owned or controlled by Samsung used with or embedded on Masks, Printed Materials, or Packaging.

2.       LICENSE

         Subject to the terms and conditions of this Agreement:

         2.1      MASKS & PACKAGES

                  As of the Closing Date and subject to the terms of this Agreement, Samsung hereby grants to Fairchild a worldwide, royalty-free, non-exclusive, non-transferable, personal license (with no right to sublicense) under Samsung Trademarks to use Samsung Trademarks as embedded in the presently existing Masks and/or Packages to manufacture Dies and to sell such Dies and/or Devices including Dies as long as the continuing use of Samsung Trademarks embedded on such Masks are still necessary to avoid retooling, requalification of existing Business Products or customer disruption. Notwithstanding the foregoing, Fairchild shall use its good faith efforts to discontinue the use of Samsung Trademarks on the Masks and the Packages and to replace with Fairchild's own trademarks and identification thereon. In the event that Fairchild revises or otherwise modifies a Mask in any way which requires retooling, customer's


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                  requalification or change of the Business Product Code, any license granted to use the Samsung Trademarks on the modified Mask shall terminate, and Fairchild shall not include any of Samsung Trademarks on such modified masks. In the event that Fairchild makes any mask for new product other than Masks for the Business Products, the license granted herein shall not be applied to such new mask and Fairchild shall not include any of Samsung Trademarks thereon. In the event that any Business Product is obsolete, Fairchild shall no longer have licenses granted herein this Agreement. In the event any specific type of presently existing Package encompasses any Die other than the specific types of Dies presently encompassed by such Package, such package shall be construed as a new package and Fairchild shall not have any right to use any of Samsung Trademarks and Business Product Code on such package, provided however Fairchild may use Samsung Trademarks and Business Product Code on such Die as embedded on the Mask for such Die.

         2.2      BUSINESS PRODUCT CODE

                  As of the Closing Date and subject to the terms of this Agreement, Samsung hereby grants to Fairchild a worldwide, royalty-free, non-exclusive, non-transferable, personal license (with no right to sublicense) to use the Business Product Codes in relation to the manufacture and sale of the Dies as long as the continuing use of the Business Product Codes are still necessary to avoid retooling, requalification of existing Business Products or customer disruption. Notwithstanding the foregoing, Fairchild shall use its good faith efforts to discontinue the use of the Business Product Codes and to replace with Fairchild's own product identification code.

         2.3      INVENTORY

                  It is understood that in the event the Samsung Trademarks are included on completed finished Dies and/or Devices in inventory at the Business as of the Closing Date, such completed Devices and/or Dies may be resold by Fairchild with such Trademarks thereon until the inventory is exhausted.

         2.4      PACKAGING & PRINTED MATERIALS

                  As to Packaging and Printed Materials, Fairchild agrees to remove or cover any of Samsung Trademarks (except for the Business Product Code) on existing Packaging and Printed Materials, if any, prior to the use, or disposition thereof, and to replace with and apply Fairchild's own trademarks on any and all Packaging and Printed Materials promptly after the Closing Date, but not later than the end of April, 1999.

         2.5      MANUFACTURER IDENTIFICATION

                  Fairchild shall assure and implement, through date coding or some other methods mutually agreed by the Parties, on the Dies and Devices to avoid confusion by any


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                  third parties in determining whether such Dies/Devices were made by Fairchild or Samsung when such Dies are using Samsung Trademarks.

         2.6      NO OTHER LICENSE

                  Except for the license for the use of Samsung Trademarks and Business Product Codes expressly granted in the Sections 2.1,
                  2.2 and 2.3 above, no license right whatsoever is granted to Fairchild directly or indirectly pursuant to this Agreement.

3.       OWNERSHIP & COMPLIANCE

         (a) Fairchild acknowledges that the Samsung Trademarks and the Business Product Codes are the exclusive and sole property of Samsung and Samsung will retain full ownership of the Samsung Trademarks and the Business Product Codes and all rights appurtenant thereto, and that all use of the Samsung Trademarks and the Business Product Codes by Fairchild shall inure to the sole benefit of Samsung.

         (b) Fairchild agrees not to adopt or use any other mark, logo or identification that is confusingly similar to the Samsung Trademarks.

         (c) Fairchild agrees that it shall use its Best Efforts to avoid endangering the validity of Samsung Trademarks including complying with all laws or regulations of all countries where its products are sold. Should the compliance with the laws or regulations of the country result in the potential dilution or loss of trade name or trademarks of Samsung in the Samsung Trademarks, Fairchild shall promptly notify Samsung of the same and Fairchild shall take such actions as may be reasonably required by Samsung from time to time to preserve the validity of Samsung Trademarks.

         (d) Fairchild agrees that it shall fully comply with Samsung's guidelines, provided to Fairchild from time to time, for the use of Samsung Trademarks.

         (e) Fairchild shall identify such Masks and Business Product Codes which Fairchild is still using for the Business Products after each one (1) year period from the Closing and provide Samsung with the list of such Masks and Business Product Codes within thirty (30) days from Samsung's notice to Fairchild after expiration of each preceding one (1) year period.

4.       QUALITY CONTROL

To protect the value of Samsung Trademarks, Fairchild agrees that the manufacture of the Business Products shall be substantially at least equivalent in quality to the Business Products presently being manufactured and sold by Samsung with respect to materials, workmanship, and performance. Samsung reserves the right to inspect the quality of the Business Products sold or disposed of by Fairchild under Samsung Trademarks in order to ensure that the quality is as


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aforesaid and for the purpose of maintaining in full force and effect Samsung's rights to and in Samsung Trademarks under the applicable trademark laws. From time to time during normal business hours and in such manner so as not to disrupt Fairchild's business, Samsung may send representatives to the plants of Fairchild to consult with and advise Fairchild with respect to Fairchild's quality control of the Business Products.

5.       REPRESENTATIONS & WARRANTIES; DISCLAIMERS; INDEMNITY

         5.1      REPRESENTATIONS & WARRANTIES

                  (a) Samsung hereby represents and warrants that (i) it has the right to make the license grants provided and that such license grants do not violate or conflict with any agreement to which Samsung or any of its Affiliates is a party or by which any of them is bound and (ii) this Agreement has been duly executed and delivered by Samsung and, assuming the due execution hereof by Fairchild, this Agreement constitutes the legal, valid and binding obligation of Samsung, enforceable in accordance with its terms.

                  (b) Fairchild hereby represents and warrants that (i) it has the full power and authority to enter into this Agreement and (ii) this Agreement has been duly executed and delivered by Fairchild and, assuming the due execution hereof by Samsung, this Agreement constitutes the legal, valid and binding obligation of Fairchild, enforceable in accordance with its terms.

         5.2      DISCLAIMERS

                  EXCEPT FOR THE WARRANTY SPECIFICALLY PROVIDED HEREIN THIS
                  SECTION 5 ABOVE, SAMSUNG MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE.

         5.3      INDEMNIFICATION

                  (a) Fairchild agrees to indemnify, defend, and hold harmless with respect to any claims, charges, or litigation by third parties against Samsung based upon the quality, safety, reliability, performance, or marketability of any of the Business Products manufactured and marketed by Fairchild or based upon any injury to persons or property involved in the use of such Business Products that involve Fairchild's use of Samsung Trademarks as long as such is attributable to Fairchild, or caused by Fairchild's breach of any representation, warranty or other obligation stated under this Agreement.

                  (b) Samsung agrees to indemnify, defend, and hold harmless with respect to any claims, charges, or litigation by third parties against Fairchild caused by


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                           Samsung's breach of any representation, warranty or
                           other obligation stated under this Agreement.

6.       TERMINATION

         (a) The term of this Agreement is ten (10) years from the Closing Date unless earlier terminated in accordance with this Section 6 below.

         (b) Samsung shall have the right to terminate the license granted in this Agreement if Fairchild defaults in performing any of the terms and conditions of this Agreement and shall fail to remedy such default within thirty (30) days after receiving written notice thereof from Samsung. The licenses granted in this Agreement shall automatically terminate, effective immediately upon the event that Fairchild shall be adjudged bankrupt; become insolvent; make an assignment for the benefit of creditors; have a receiver or trustee appointed; file a petition for bankruptcy; initiate reorganization proceedings or take steps toward liquidation; or lose, dispose or have expropriated substantially all of its assets.

         (b) Upon expiration and/or termination of this Agreement, the licenses granted shall terminate, Fairchild shall immediately discontinue use of Samsung Trademarks and Business Product Codes, and Fairchild shall not use any marks, logos, product codes or other identification confusingly similar to Samsung Trademarks and Business Product Codes.

7.       GENERAL

         7.1      EFFECTIVE DATE

                  Samsung's license grant to Fairchild under this Agreement are conditioned upon the Closing, the occurrence of which is subject to various conditions set forth in the Business Transfer Agreement. This Agreement shall become operative if and when the Closing occurs and shall be null and void if the Closing does not occur for any reason.

         7.2      RELATIONSHIP OF THE PARTIES

                  This Agreement does not create a fiduciary or agency relationship between Samsung and Fairchild, each of which shall be and at all times remain independent companies for all purposes hereunder. Nothing in this Agreement is intended to make either Party a general or special agent, joint venturer, partner or employee of the other for any purpose.

         7.3      COUNTERPARTS

                  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one


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                  or more counterparts have been signed by each of the Parties and delivered to the other party.

         7.4      GOVERNING LAW; CONSENT TO JURISDICTION

                  This Agreement shall be governed by and construed in accordance with the laws of the Republic of Korea without reference to the choice of law principles thereof. The Samsung and Fairchild consent to and hereby submit to the non-exclusive jurisdiction of the Seoul District Court located in the Republic of Korea in connection with any action, suit or proceeding arising out of or relating to this Agreement, and each of the Parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         7.5      ENTIRE AGREEMENT

                  This Agreement (including agreements incorporated herein), Business Transfer Agreement, the Confidentiality Agreement and the Schedules and Exhibits hereto or thereto contain the entire agreement between the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to herein.

         7.6      NO THIRD-PARTY BENEFICIARIES

                  Nothing in this Agreement, express or implied, is intended to or shall confer on any Person other than the Parties hereto and their respective successors or assigns any rights (including third-party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement.

         7.7      INTERPRETATION; ABSENCE OF PRESUMPTION

                  (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Schedule references are to the Articles, Sections, paragraphs and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement means "including, without limitation," unless the context otherwise requires or unless otherwise specified,
                           (iv) the word "or" shall not


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                           be exclusive, (v) provisions shall apply, when
                           appropriate, to successive events and transactions, and (vi) all references to any period of days shall be deemed to be to the relevant number of calendar days.

                  (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

         7.8      FORCE MAJEURE

                  A Party shall not be liable for a failure or delay in the performance of any of its obligations under this Agreement where such failure or delay is the result of conditions beyond the control of said Party, such as fire, flood, or other natural disaster, act of God, war, embargo, riot, labor dispute, or the intervention of any government authority, providing that the Party failing in or delaying its performance immediately notifies the other Party of its inability to perform and states the reason for such inability.

         7.9      FURTHER ASSURANCES

                  Each Party shall cooperate and take such action as may be reasonably requested by another Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

         7.10     NOTICES

                  All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telex or other electronic transmission service to the appropriate address or number as set forth below.

                  Notices to Samsung shall be addressed to:

                  Samsung Electronics Co., Ltd.
                  Samsung Main Building
                  250, 2-Ka, Taepyung-Ro, Chung-Ku
                  Seoul, Korea
                  Attention: Director, Legal Department
                  Telecopy No.: 822-727-7179

                  With a copy to:

                  Bae, Kim & Lee
                  Hankook Tire Bldg. 647-15
                  Yoksam-Dong, Kangnam-Gu
                  Seoul 135-723, Korea
                  Attention: Kap-You Kim
                  Telecopy No.: 822-3404-0001


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                  or at such other address and to the attention of such other
                  Person as Samsung may designate by written notice to Fairchild.

                  Notices to Fairchild shall be addressed to:

                  Fairchild Korea Semiconductor, Ltd.
                  82-3, Todang-Dong, Wonmi-Ku.
                  Bucheon, Kyunggi-Do
                  Korea
                  Attention: President
                  Telecopy No.: 8232-683-1199

                  Fairchild Semiconductor Corporation
                  333 Western Avenue, M.S. 01-00
                  South Portland, Maine 04106
                  Attention: Daniel E. Boxer, Esq., Executive Vice President and
                               General Counsel
                  Telecopy No. 1-207-761-6020

                  with a copy to:

                  Kim & Chang
                  223 Naeja-Dong, Chongro-Ku
                  Seoul 110-053, Korea
                  Attention: Y.J. Ro
                  Telecopy No.: 822-737-9091

                  or at such other address and to the attention of such other Person as Fairchild may designate by written notice to Samsung.

         7.11     ASSIGNMENT

                  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other Party hereto, except that (i) Fairchild may assign its rights hereunder as collateral security to any bona fide financial institution engaged in acquisition financing in the ordinary course providing financing to consummate the transactions contemplated hereby or any bona fide financial institution engaged in acquisition financing in the ordinary course through which such financing is refunded, replaced or refinanced and any of the foregoing financial institutions may assign such rights in connection with a sale of Fairchild in the form then being conducted by Fairchild substantially as an entirety, and (ii) Samsung and Fairchild each may assign its rights and obligations under this Agreement to any Entity that succeeds to substantially all of its assets and liabilities.


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         7.12     HEADINGS; DEFINITIONS

                  The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

         7.13     AMENDMENT

                  This Agreement may not be amended, modified, superseded, canceled, renewed or extended except by a written instrument signed by the Party to be charged therewith.

         7.14     WAIVER; EFFECT OF WAIVER

                  No provision of this Agreement may be waived except by a written instrument signed by the party waiving compliance. No waiver by any party hereto of any of the requirements hereof or of any of such Party's rights hereunder shall release the other Parties from full performance of their remaining obligations stated herein. No failure to exercise or delay in exercising on the part of any Party hereto any right, power or privilege of such Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such Party.

         7.15     INJUNCTIVE RELIEF

                  Fairchild agrees that Samsung shall have the right to a claim for injunctive relief, in addition to monetary remedies available under law or contract, in the event of any repudiation or breach or attempted repudiation or breach, of any term or condition hereunder, and Fairchild shall not object to any such claim, it being acknowledged that for any such claim, a remedy at law would be inadequate.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the date first written above.

                                             SAMSUNG ELECTRONICS CO., LTD.

                                             By: /s/ Kim Suk
                                                 ----------------------------
                                             Name:
                                                   --------------------------
                                             Title:
                                                    -------------------------

                                             FAIRCHILD KOREA SEMICONDUCTOR, LTD.

                                             By: /s/ Joseph R. Martin
                                                 -----------------------------
                                             Name: JOSEPH R. MARTIN
                                                   ---------------------------
                                             Title: EXEC. V.P.
                                                    --------------------------


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